Exhibit 99.1

MYOS Corporation ANNOUNCES APPROVAL FOR LISTING ON THE NASDAQ CAPITAL MARKET

- Unique Biotherapeutics and Bionutrition Company to Begin Trading on NASDAQ on July 10, 2014; Shares Will Continue to Trade Under Ticker Symbol MYOS -

CEDAR KNOLLS, NJ – July 9, 2014 – MYOS Corporation (“MYOS” or the “Company”) (OTCBB: MYOS), an emerging biotherapeutics and bionutrition company focused on the discovery, development and commercialization of products that improve muscle health and performance, announced today that it has received approval for the listing of its common stock on the NASDAQ Capital Market (“NASDAQ”). The common stock is expected to begin trading on the NASDAQ at market open on July 10, 2014 under its existing ticker symbol, MYOS. The common stock will continue to trade on the OTC Bulletin Board until market close on July 9, 2014.

“Listing our shares on the NASDAQ has always been a key objective for the Company and represents another significant milestone achieved by MYOS, as we build on the successful commercial traction of our first bionutrition product, Fortetropin™ (MYO-T12®), the first clinically proven natural myostatin inhibitor, and accelerate our product and clinical development activities focused on building a portfolio of dietary supplements, small molecules and other compounds which can be applied to the increasingly important clinical conditions in muscle health,” said Robert J. Hariri, M.D., Ph.D., Chairman of the Board of MYOS.

“I believe MYOS is a uniquely positioned emerging company already generating growing product revenues with robust bionutrition product expansion and diversification opportunities coupled with research and development aimed at creating new biotherapeutic products for unmet medical needs such as sarcopenia, cachexia and obesity,” added Joseph DosSantos, Chief Financial Officer of MYOS.

Peter Levy, MYOS President and Chief Operating Officer, concluded, “The MYOS team is committed to unlocking and maximizing shareholder value over both the short and long-term through solid execution of our business plan. We look forward to welcoming new strategic investors in the coming months and years as we continue to leverage the Company’s strong fundamentals and build upon our platform of growth as a NASDAQ-listed company.”

Listing on NASDAQ is expected to improve the Company's visibility to the investment community, as well as enhance the liquidity of its common stock. Trading on NASDAQ is also expected to qualify the Company's common stock to be traded by mutual funds, pension funds, and other institutional holders and further strengthen the Company’s shareholder base.

About MYOS Corporation

MYOS is a developmental stage bionutrition and biotherapeutics company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases. MYOS is the owner of Fortetropin™ (MYO-T12®), the first clinically proven natural myostatin inhibitor. Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery. Medical literature suggests that lowering myostatin levels has many potential health benefits including increased muscle mass, healthy weight management, improved energy levels, stimulation of muscle healing as well as treating sarcopenia, a condition of age-related loss of muscle mass. To discover why MYOS is known as "The Muscle Company,"™ visit www.myoscorp.com.

The Company's first commercial product based on Fortetropin (MYO-T12), is distributed by Maximum Human Performance (MHP) under the brand name MYO-X® and is currently available on popular retailer websites including http://mhpstrong.com, www.bodybuilding.com, www.amazon.com and in specialty retailers including GNC and Vitamin Shoppe and others. MYOS believes that Fortetropin, as well as future products it envisions, will redefine existing standards for muscle health.

Forward-Looking Statements

Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to the successful continued research of Fortetropin™ (MYO-T12®) and its effects on myostatin inhibition, including our research and development activities, product and customer demand, the continued growth of repeat purchases, market acceptance of our existing and future products, the ability to create new products through research and development, the continued growth in market expansion and revenue including the expansion into the age management market, the successful entry into new markets including the age management market, the ability to attract additional investors and increase shareholder value, the ability to generate the forecasted revenue stream and cash flow from sales of Fortetropin and MYO-X®, the ability to achieve a sustainable profitable business, the effect of economic conditions, the ability to protect our intellectual property rights, the continued growth and expansion of MYO-X in GNC, Vitamin Shoppe and other specialty retail stores, the ability to strengthen our manufacturing relationships and reduce the costs of our products, the ability to comply with NASDAQ’s continuing listing standards, the ability to enhance the liquidity of our common stock, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, and other factors discussed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Investor and Media Contact:

Jenene Thomas

Investor Relations and Corporate Communications

(973) 509-0444

jthomas@myoscorp.com

SOURCE: MYOS Corporation

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